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                                  EXHIBIT 23.7


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                         INDEPENDENT AUDITOR'S CONSENT



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Eastern Environmental Services, Inc. of our report dated April 22, 1997 on the financial statement of Apex Waste Services, Inc. appearing in Amendment No. 1 to the Current Report on Form 8-K of Eastern Environmental Services, Inc. dated March 31, 1997 (filed with the Commission on May 15, 1997).



                                 /s/ Daniel P. Irwin and Associates P.C.
                                 ----------------------------------------
                                 Daniel P. Irwin and Associates P.C.



Stafford-Wayne, Pennsylvania
June 2, 1997

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